UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2018

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.
On May 24, 2018, NMI Holdings, Inc. (the "Company") entered into a credit agreement (the "Credit Agreement") with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for (i) a term loan credit facility (the "Term Loan Facility") in an aggregate principal amount of $150 million that matures on May 24, 2023, and (ii) a revolving credit facility (the "Revolving Credit Facility") in an aggregate principal amount of up to $85 million that matures on May 24, 2021. The Company used a portion of the net proceeds of the Term Loan Facility to refinance its obligations under the Existing Credit Agreement (as defined below). The Company will use the remaining net proceeds of the Term Loan Facility and the net proceeds of the Revolving Credit Facility for general corporate purposes. As of the date hereof, no borrowings have been made under the Revolving Credit Facility.
The Company's obligations under the Credit Agreement are guaranteed (the "Guarantee") by one of its subsidiaries, NMI Services, Inc. (the "Guarantor"). The Company's and the Guarantor's obligations under the Credit Agreement and the Guarantee, respectively, are secured by first-priority liens on substantially all the assets of the Company and the Guarantor, respectively, subject to certain exceptions.
The Company is required to make quarterly amortization payments in the amount of 1% per annum of the initial principal amount of the loans under the Term Loan Facility. Borrowings under the Term Loan Facility bear interest at a variable rate equal to, at the Company’s option, (i) the Eurodollar Rate (as defined in the Credit Agreement, and subject to a floor of 1.00% per annum) plus 4.75%, or (ii) the Base Rate (as defined in the Credit Agreement, and subject to a floor of 2.00% per annum) plus 3.75% per annum.
Borrowings under the Revolving Credit Facility bear interest at a variable rate equal to, at the Company's option, (i) the Eurodollar Rate (subject to a floor of 0.00% per annum) plus a margin, or (ii) the Base Rate (subject to a floor of 1.00% per annum) plus a margin. The margin under the Revolving Credit Facility ranges from 2.00% to 3.50% per annum for Eurodollar Rate loans and 1.00% to 2.50% per annum for Base Rate loans, in each case based on the Company's credit ratings. Unused commitments under the Revolving Credit Facility are subject to a commitment fee accruing at a rate per annum that ranges from 0.30% to 0.60% per annum based on the Company's credit ratings.
The Credit Agreement contains restrictions and covenants applicable to the Company and its subsidiaries. Under both the Revolving Credit Facility and the Term Loan Facility, the Company may not permit the debt to total capitalization ratio of the Company and its subsidiaries to exceed 35% as of the last day of any fiscal quarter. Under the Revolving Credit Facility, the Company may not permit (i) the aggregate amount of unrestricted cash and cash equivalents held by the Company and the Guarantor to be less than $10 million at any time when the Company does not have an investment-grade credit rating from both S&P and Moody's, (ii) the statutory capital of National Mortgage Insurance Corporation, the Company's primary insurance subsidiary ("NMIC"), to be less than $414,424,624 as of the last day of any fiscal quarter, or (iii) the consolidated net worth of the Company to be, as of the last day of any fiscal quarter, less than the sum of (A) $461,607,905, plus (B) 50% of cumulative consolidated net income of the Company and its subsidiaries for each fiscal quarter of the Company (beginning on June 30, 2018) for which such consolidated net income is positive, plus (C) 50% of any increase in the consolidated net worth of the Company after March 31, 2018 resulting from certain issuances of equity by or capital contributions to the Company or its subsidiaries. In addition, under the Revolving Credit Facility, NMIC must remain at all times in compliance with all applicable "financial requirements" imposed pursuant to the Private Mortgage Insurer Eligibility Requirements, subject to any allowed transition period or forbearance thereunder.
The Credit Agreement also contains customary covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate and (vii) enter into transactions with affiliates, in each case subject to certain exceptions. The Credit Agreement contains customary events of default.
The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
On May 24, 2018, the Company issued a press release announcing its entry into the Credit Agreement. The press release is attached hereto as Exhibit 99.1.
Item 1.02.    Termination of a Material Definitive Agreement.
On May 24, 2018, the Company repaid in full all outstanding obligations under that certain Credit Agreement, dated as of November 10, 2015 (as amended prior to the date hereof, the "Existing Credit Agreement"), among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent, in accordance with the optional prepayment provisions contained in the

Existing Credit Agreement, and the Existing Credit Agreement was terminated in accordance with its terms.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

4.1	Credit Agreement, dated May 24, 2018, between NMI Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release of NMI Holdings, Inc., dated May 24, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NMI Holdings, Inc.
(Registrant)

Date: May 24, 2018	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Credit Agreement, dated May 24, 2018, between NMI Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release of NMI Holdings, Inc., dated May 24, 2018

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